UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2010

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 2.02	RESULTS OF OPERATION AND FINANCIAL CONDITION

On January 21, 2010, OceanFirst Financial Corp. (the “Company”) issued a press release regarding the Company’s financial results for the period ended December 31, 2009 and filed a Form 8-K furnishing the press release. Subsequent to the issuance of the press release and filing of the Form 8-K, the Company identified an addition to the consolidated statement of financial condition relating to an increase of $40.7 million in mortgage-backed securities available for sale and a related increase in due to broker. The Company committed to the purchase of these securities in December 2009 and settled the transaction in January 2010. The Company’s amended statement of financial condition is attached hereto as Exhibit 99.1.

The information in this Form 8-K/A and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99.1	OceanFirst Financial Corp. consolidated statements of financial condition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/S/ MICHAEL FITZPATRICK
Michael Fitzpatrick
Executive Vice President and Chief Financial Officer

Dated: February 26, 2010

Exhibit Index

Exhibit	Description

99.1	OceanFirst Financial Corp. consolidated statements of financial condition